UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2025
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Amprius Technologies, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-41314	98-1591811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Page Ave Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (800) 425-8803
N/A
(Former Name or Former Address, if Changed Since Last Report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AMPX	The New York Stock Exchange
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50	AMPX.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2025, Amprius Technologies, Inc. (the "Company") announced that Mr. Ricardo C. Rodriguez had been appointed Chief Financial Officer of the Company. Mr. Rodriguez’s appointment is effective as of October 6, 2025. Ms. Sandra Wallach, who had served as the Company’s Chief Financial Officer, retired effective October 6, 2025.

Mr. Rodriguez, 40, mostly recently served as Chief Financial Officer and Treasurer of Aspen Aerogels, Inc., a public advanced materials company, from April 2022, and as Chief Strategy Officer from November 2021 to April 2022. Prior to that, from February 2019 to November 2021, he was a Corporate Strategy Director at Aptiv, a $15 billion automotive technology company, where he led the establishment of its Vehicle Electrification Systems group, among other value-adding initiatives. From April 2010 to February 2019, he served in a variety of finance, planning and other leadership roles at ClearMotion, a developer of active suspension technology, General Motors’ OnStar division, an in-vehicle safety and security system, Amazon and Fiat Chrysler Automobiles (now Stellantis). In addition, Mr. Rodriguez worked as an investment banker at Lazard, a financial advisory firm, where he focused on automotive mergers and acquisition and restructuring advisory services. Mr. Rodriguez received his Bachelor of Science degree in Mechanical Engineering from General Motors Institute / Kettering University while working at Magna International and holds an MBA from Harvard Business School.

The Company entered into an employment offer letter with Mr. Rodriguez (the "Offer Letter") which sets forth the terms of his employment and compensation. The Offer Letter provides that Mr. Rodriguez's employment is at-will and may be terminated by either Mr. Rodriguez or the Company at any time and for any reason. Pursuant to the Offer Letter, Mr. Rodriguez will receive an annual base salary of $451,000 and, beginning in 2026, he will be eligible to earn an annual cash bonus with a target value equal to 65% of his annual base salary, based on the achievement of performance goals established by the Board of Directors of the Company (the “Board”) and/or the compensation committee of the Board (the "Compensation Committee") in its sole discretion. Mr. Rodriguez is also eligible to receive a one-time sign-on bonus of $80,000, subject to repayment upon a voluntary termination of employment at any time during the first 12 months of employment. In addition, Mr. Rodriguez is entitled to direct payment or reimbursement by the Company for certain tuition expenses and up to $50,000 for temporary housing and relocation benefits in connection with the relocation of his primary residence to the San Francisco area, subject to repayment upon a voluntary termination at any time during the first 12 months of employment.

Pursuant to the Offer letter and in connection with his appointment as Chief Financial Officer, the Compensation Committee approved a grant to Mr. Rodriguez of an award of 200,000 restricted stock units, with a grant date of October 6, 2025, covering shares of the Company's common stock pursuant to the Company's 2022 Equity Incentive Plan and a grant agreement entered into between the Company and Mr. Rodriguez. The award will vest as to 25% of the total number of restricted stock units granted on the first Quarterly Vesting Date (as defined in the Offer Letter) on or immediately following the one-year anniversary of his start date, and the remainder will vest quarterly over three years thereafter, subject to Mr. Rodriguez's continuous employment with the Company on each applicable vesting date. In addition, Mr. Rodriguez will be eligible to receive additional grants of equity awards as determined in the sole discretion of the Board or the Compensation Committee pursuant to the Company’s policies as in effect from time to time.

Pursuant to the Offer Letter, if Mr. Rodriguez's employment is terminated by the Company other than for Cause (as defined in the Offer Letter), death or disability or by Mr. Rodriguez for Good Reason (as defined in the Offer Letter), in either case, then Mr. Rodriguez will be eligible to receive severance benefits in the form of base salary continuation for a period of three months following the date of termination subject to his execution of an effective and irrevocable release of claims.

Except for the Offer Letter, the selection of Mr. Rodriguez was not pursuant to any arrangement or understanding between him and any other person. There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Rodriguez or any member of his immediate family had or will have any material interest that are required to be reported under Item 404(a) of Regulation S-K.

Mr. Rodriguez has entered into the Company’s form of indemnification agreement, which, among other things, requires the Company to indemnify Mr. Rodriguez for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as an executive officer or as a director of any other company or enterprise to which he provides services at the Company’s request.

The foregoing description is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-4 filed with the SEC on August 9, 2022 and incorporated herein by reference.

In addition, Ms. Wallach entered into a consulting agreement with the Company, effective October 6, 2025 (the "Consulting Agreement") to support a smooth transition. Pursuant to the Consulting Agreement, Ms. Wallach will provide chief financial officer transitional services to the Company. Under the Consulting Agreement, she is entitled to receive consulting fees of $200 per hour.

The foregoing descriptions of the Offer Letter and Consulting Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the complete text of the Offer Letter and the Consulting Agreement, respectively, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal period ending September 30, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPRIUS TECHNOLOGIES, INC.

Date: October 6, 2025	By:	/s/ Kang Sun
Name: Kang Sun
Title: Chief Executive Officer